Boeing/PositiveID SM Teaming Agreement No. TA-2012-00335

Exhibit 10.90

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TEAMING AGREEMENT

FOR

BioWatch Gen-3 Autonomous Biodetection System

HSHQDC-12-R-00001

No. TA-2012-00335

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BY and BETWEEN

THE BOEING COMPANY

and

POSITIVEID CORPORATION

BOEING PROPRIETARY

Boeing/PositiveID SM Teaming Agreement No. TA-2012-00335

TEAMING AGREEMENT

This Teaming Agreement ("Agreement") is entered into as of the Effective Date, by and between The Boeing Company, a Delaware corporation, acting through itsInformation Solutions Division and Secure Infrastructure Group  business organization ("Boeing") and  MicroFluidic Systems (“MFS”), a California corporation, with its principal place of business located at 1252 Quarry Lane, Suite A, Pleasanton, CA  94566, and its parent company, PositiveID Corporation (“PSID”), a Delaware corporation, with its principal place of business located at 1690 South Congress Avenue, Suite 201, Delray Beach, Florida 33445 (collectively "PSID/MFS"), or “TEAMMATE".  Boeing and TEAMMATE are referred to herein collectively as the “Parties” or individually as a “Party.”

RECITALS

A.	WHEREAS, the Department of Homeland Security
(“DHS” or “the Customer,”) is expected by the Parties to issue Solicitation # HSHQDC-12-R-00001   (“Solicitation”) for the acquisition of goods and services related to the BioWatch Gen-3 Autonomous Biodetection System, Phase II (“Program”);

B.
WHEREAS, Teammate has developed propriety bio detector technology and the product known as the MBAND product (“Product”), which is uniquely suitable for fulfilling the Program Solicitation  and ensuing  Contract(s) (as defined below).

C.
WHEREAS, Boeing wishes to engage Teammate to provide the Product for use in fulfilling the Solicitation and other offerings within the scope defined in Statement of Work (Attachment 1) to complement Boeing’s capabilities in the areas of data integration & analytics, predictive analysis & decision support, network architecture and design, manufacturing processes, and large-scale system deployment.

D.
WHEREAS, Boeing expects to submit a proposal in response to the Solicitation and as contemplated in the Federal Acquisition Regulation (“FAR”) 9.601(2), the Parties wish to form a “Contractor Team Arrangement” with the understanding that, in the event that a subsequent contract is awarded to Boeing (“Prime Contract”), Boeing shall be the Prime Contractor and, subject to the provisions of this Agreement (including any conditional opportunity to compete requirements) and the Parties’ agreement on the terms of a Subcontract, TEAMMATE shall be a Subcontractor;

E.	WHEREAS, Boeing as the Prime Contractor and TEAMMATE have agreed to the division of responsibilities as set forth in Attachment 1 (Statement of Work); and

F.
WHEREAS, Boeing and TEAMMATE have determined that by teaming their unique and complementary capabilities they could provide a superior management, technical and cost effective response to the Solicitation.

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, other good and valuable consideration, and subject to the conditions and covenants contained herein, the Parties agree as follows:

ARTICLE 1.                                DEFINITONS; INTERPRETATION

1.1	Definitions. In this Agreement, unless the context indicates otherwise, the following terms shall have the meanings stated herein:

a)
“Assay” and “Reagent” means the reaction mixture, including primers, master mix, and buffers, enabling M-BAND to detect biological agents (bacteria, viruses and biological toxins) including without limitation, all confidential, proprietary, and other Intellectual Property Rights, trade secrets, and Information necessary to operate, validate, utilize, or produce the Assay and/or Reagent for purposes of this Agreement and any other Agreement between the Parties.

BOEING PROPRIETARY

Boeing/PositiveID SM Teaming Agreement No. TA-2012-00335

b)
“Background Intellectual Property” means all Intellectual Property (including Proprietary Information and the Intellectual Property rights therein) owned by or licensed to a Party, including its subcontractors hereunder, created prior to or outside of this Agreement, that is introduced to or disclosed by the Party in connection with and for the purposes of this Agreement and/or needed to practice the Foreground Intellectual Property.

c)	“Effective Date” has the meaning set forth in Article 30 (Effective Date).

d)
Foreground Intellectual Property” means the Intellectual Property developed by the Parties, either solely or jointly, in the course of undertaking or performing, or otherwise arising from, work performed under this Agreement or a Subcontract implemented under this Agreement.

e)
“Intellectual Property” means all Proprietary Information, know-how, Inventions; all technical data including, but not limited to source code, drawings, designs, specifications, know how, process information, developments, discoveries, inventions, formulae, techniques, technical reports and all other documented information and the like; and all computer software and related documentation including that which can be obtained from examination or reverse engineering of any such item.  “Intellectual Property” also includes all common law and statutory rights to the foregoing throughout the world, including but not limited to, patents, copyrights, trade secrets, mask work registrations, and the like.

f)	“Invention” means any invention or discovery, or improvement thereof, that is or may be patentable or otherwise protectable under title 35 of the U.S. Code.

g)	“Person” includes any individual, corporation, company, corporate or incorporated body of persons, firms, business, institution, any state or agency thereof or other legal entity.

h)	“Prime Contract” has the meaning set forth in Recital D.

i)	"Product" has the meaning set forth in Recital B and the term “Licensed Product(s)” defined in the License Agreement.

j)	“Program” has the meaning set forth in Recital A.

k)
“Proprietary Information” means all information related to the purposes of this Agreement and/or any Subcontract that is identified by the disclosing Party as proprietary or confidential, or is disclosed under circumstances reasonably indicating that such information is proprietary or confidential to the disclosing Party, including, but not limited to, technical information in the form of designs, concepts, requirements, specifications, software, interfaces, components, processes, or the like, and business, management and financial information.

l)	“Subcontract” has the meaning set forth in Articles 3Article 6 (Subcontract).

m)	“Technical Representative” has the meaning set forth in Article 9 (Technical Representatives).

n)	“Third Party” or “third-party” or “non-party” means any person or entity other than Boeing and TEAMMATE.

1.2
Interpretation.  Unless the context indicates otherwise: (a) references to an “Article,” “Section”, or “Paragraph”, shall be references to an Article, Section, or Paragraph of this Agreement; (b) references to “days” mean calendar days; (c) words incorporating the singular shall include the plural and vice versa; and (d) references to “writing” or “written” includes a reference to any communication effected by mail, e-mail, facsimile transmission, instant message, text message, or such other means of electronic communication.

ARTICLE 2.   WORKING TOGETHER & EXCLUSIVE REQUIREMENT

2.1
Working Together.  The Parties agree to cooperate and work together to: a) submit a proposal in response to the Solicitation; b) assure an appropriate joint proposal effort and interaction between the work of Boeing and TEAMMATE (including, but not limited to work regarding the necessary areas of negotiations, required marketing, live test demonstrations, and presentations to the Customer); and c) to secure and receive the award of the Prime Contract to Boeing under the Program.  Boeing shall act as Prime Contractor and, subject to the provisions of this Agreement (including any competition or conditional opportunity to compete requirements) and the Parties’ mutual agreement on the terms of a Subcontract, TEAMMATE shall act as a first-tier Subcontractor to Boeing under the Program in accordance with Article 6 (Subcontract).  The Parties agree that their failure to agree on the terms of the Subcontract shall not constitute a breach of contract, but shall be grounds for termination of the Agreement in accordance with Article 11 (Term and Termination).

BOEING PROPRIETARY

Boeing/PositiveID SM Teaming Agreement No. TA-2012-00335

2.2
Exclusive Requirement.  It is expected that the Parties will need to exchange proprietary business and technical information in accordance with the provisions of this Agreement in order to more effectively compete as part of the Boeing team for the Program.  In consideration thereof, for the Term of this Agreement, TEAMMATE (including its affiliates) will not: a) actively participate in other team efforts that are competitive to this Agreement, b) compete independently for work covered by the Program, or c) have any discussions or negotiations with any other Party regarding the Product or the Solicition, including without limitation the Product’s  purchase, use, or license, whether directly, or via the merger, acquisition, change of control, consolidation, dissolution, operation of law, transfer, or any other manner, whether voluntary or involuntary, of MFS or PSID.

2.3
TEAMMATE shall not, during the Term of this Agreement, undertake any action or communicate any information to any Third Party that may adversely affect Boeing’s work, or hinder the competitiveness of the Boeing team effort.

ARTICLE 3.                  RESPONSIBILITIES OF THE PARTIES

3.1	The Parties’ respective responsibilities in connection with the work under this Agreement shall be as set forth in the Statement of Work appended as Attachment 1 (“Statement of Work”).

3.2	As Subcontractor, TEAMMATE will:

3.2.1
Provide Boeing the exclusive right to use and sell the Product for the Solicitation, Biowatch Gen 3 Contract, and any successor Contract under the terms of the License Agreement that shall, among other things, set forth the mutually agreeable comprehensive Market Territory, and establish a manufacturing partner to produce the Product;

3.2.2
Place into escrow all Intellectual Property, documents, and definitions relating to Products, including without limitation Assays/Reagents requisite for the operation of the M-BAND Product and Services, including without limitation Confidential and Proprietary Information, Source Code, Patents and Trade Secrets, and to update the escrow account quarterly. The escrow will be placed, at TEAMMATE’s expense, with an independent third party escrow company selected by the TEAMMATE and reasonably acceptable to Boeing. The Escrow Agreement must be in full force and effect and TEAMMATE may inspect the escrowed materials for compliance with this clause.  The escrowed materials will be available for use and disposition by Boeing for the purposes of this agreement.

BOEING PROPRIETARY

Boeing/PositiveID SM Teaming Agreement No. TA-2012-00335

3.2.3
TEAMATE will be the exclusive supplier to Boeing of Assays and Reagents under the Agreement.  The Parties will work towards reaching a Subcontract Agreement whereby they mutually agree to pricing and terms regarding such supply.  To the extent that TEAMMATE  meets all applicable supply requirements, provides a reasonable pricing structure, and  barring "Acts of God" or other unforseen natural disasters, governmental or military or national-security related incidents or bankruptcy or insolvency on the part of TEAMMATE, so long as TEAMMATE otherwise meets its performance obligations under this Agreement, any  Subcontract Agreement or other Agreement between the Parties, TEAMMATE shall serve as Boeing's exclusive supplier of Assays and Reagents.  TEAMMATE shall prepare and submit to Boeing, on a schedule agreed to by the Parties updated Assay/Reagent price proposals with TEAMMATE for the Solicitation, Program, Contract, Subcontract, or other Purposes of this Agreement and responsive to the portion of the Solicitation set forth on Attachment 1 (Statement of Work) for which TEAMMATE is responsible and which do not exceed $8,300 per system per month with an annual adjustment of 3%. Submissions will include pricing from competitive quotes based on the quantities and schedules delineated in the any Solicitation or Program or Contract Request for Proposal. In the event that TEAMMATE fails to meet any delivery, price, quantity, or schedule requirements relating to this Agreement, or the Parties fail to mutually agree to pricing and terms regarding Assay and Reagent supply as per this paragraph and Agreement, the Solicitation, or Program, Boeing shall receive a sole and exclusive License Grant to all TEAMMATE’s rights in the Assays and Reagents as a “Licensed Product” per the terms of the License Agreement between the parties, and shall otherwise be free to exercise its rights under the modified License Agreement and this Agreement to use, market, sell, promote, refer, distribute, manufacture, and irrevocably sublicense the escrowed Assay/Reagent, and any Intellectual Property therein, for its own purposes consistent with this Agreement.

3.2.4
Prepare and submit to Boeing, on a schedule agreed to by the Parties, technical, management and price proposals which are, in Boeing’s reasonable opinion, competitive and responsive to the portion of the Solicitation set forth on Attachment 1 (Statement of Work) for which TEAMMATE is responsible;

3.2.5
Provide pricing information to Boeing, in sufficient time prior to the expected date of Boeing’s proposal to its Customer and in sufficient detail to: (i) be responsive to the sections of the Solicitation that apply to the TEAMMATE’s portion of the Statement of Work, (ii) permit the negotiation of a Prime Contract with the Customer, and (iii) permit the negotiation and definitization of a subcontract (“Subcontract”) between the Parties in accordance with Article 6 (Subcontract).  If and to the extent that Boeing uses or relies on Seller’s proposed pricing in Boeing’s prime contract proposal, Seller shall be bound by and shall honor (and/or accept) such prices when negotiating for a subcontract(s) under Article 6;

3.2.6
Provide current, accurate and complete certified cost and pricing data, with sufficient support information, to Boeing be included as part of Boeing’s proposal submittal in all instances where Boeing is required by the Solicitation or Prime Contract, or is otherwise requested or required by the Customer to submit such data.  Upon request of Boeing, at the conclusion of negotiations, TEAMMATE will provide a Certificate of Current Cost and Pricing Data, executed by an authorized official of TEAMMATE certifying that the cost and pricing data contained in such proposal was accurate, complete and current as of the date of the TEAMMATE’s price agreement with Boeing;

3.2.7	Provide to Boeing all appropriate forms and certifications required under the Solicitation;

3.2.8	Provide qualified personnel who will cooperate in drafting the proposal;

3.2.9
Ensure the availability of technical and management personnel to assist Boeing, if requested, in any discussions or negotiations with the Customer directed toward obtaining the award of the Program; and

3.2.10
Provide non-Proprietary Information, upon request, on their relevant technical capabilities (excluding pricing), quality control and quality assurance systems, ISO compliance, accounting, estimating and billing systems adequacy, past performance, purchasing system approval, and other information relevant to determining if TEAMMATE is responsive, responsible, technically acceptable, and the best value subcontractor, suitable for inclusion in the Boeing proposal.

BOEING PROPRIETARY

Boeing/PositiveID SM Teaming Agreement No. TA-2012-00335

3.2.11
Support the additional activities and perform the supplemental tasks commensurate with those undertaken by Boeing that reasonably may be necessary for the preparation and submittal of Boeing’s proposal, risk reduction, or securing Boeing’s receipt of the Prime Contract.

3.3	As Prime Contractor, Boeing will, unless precluded by any restrictions on classified materials:

3.3.1	Furnish TEAMMATE all solicitations, amendments and modifications that are issued in connection with the Program and relate to the TEAMMATE’s portion of the Statement of Work;

3.3.2	Inform TEAMMATE of significant events, dealings, and milestones that relate to the TEAMMATE’s portion of the Statement of Work;

3.3.3	Prepare and submit to the Customer proposals, bids or other submissions in response to the Solicitation;

3.3.4	Identify TEAMMATE as a company allowed to compete for that portion of the work set forth in Attachment 1 (Statement of Work);

3.3.5
Maintain on behalf of the team, exclusive responsibility for all contacts and communications with the Customer relating to the Program.  In the event it becomes desirable for TEAMMATE to contact the Customer concerning the Program, TEAMMATE will discuss and coordinate its plans to contact the Customer with Boeing prior to making such contact; and

3.3.6
Have responsibility for the preparation of the proposal and will have the sole discretion to determine the adequacy of the proposal and will submit its proposal to the Customer as the Prime Contractor.  Boeing, through coordination with TEAMMATE, will use reasonable efforts to ensure that TEAMMATE’s data is adequately portrayed in all documents submitted to the Customer and Boeing will not reduce the prices proposed by TEAMMATE for its work without the prior written approval of TEAMMATE.

ARTICLE 4.                   NO RIGHT TO AUDIT

Nothing in this Agreement will be construed as giving TEAMMATE  the right to audit the books and records of Boeing.  Boeing shall have the right to audit TEAMMATE books and records  as required by the terms of any Boeing Request for Proposal, resultant Subcontract, or other agreement between Boeing and TEAMMATE.

ARTICLE 5.                   NO SHARING OF PROFITS OR LOSSES

Subject to Article 18 (Limitation of Liability), nothing in this Agreement shall be construed as providing for the sharing of profits or losses arising out of the efforts of either or both Parties.

ARTICLE 6.                   SUBCONTRACT

6.1
The Parties agree that any Subcontract(s) that might be awarded by Boeing to TEAMMATE will be subject to all applicable laws and regulations and will include those provisions: (i) set forth in the Prime Contract that are required by the customer, government or the FAR (or its supplements) to be flowed-down to the first-tier subcontractor; and/or (ii) that are required for Boeing to satisfy its obligations under the Prime Contract and related subcontracts.

6.2
Upon execution of this Agreement, the Parties shall promptly enter into negotiations relative to the terms and conditions that will be reflected in the individual Subcontract(s), as may be awarded to TEAMMATE by Buyer on the basis of: 1) the requirements contained in any Multiple Award Indefinite Delivery Indefinite Quantity (IDIQ) Task Order Releases awarded to Boeing under the Prime Contract, and 2) Boeing’s determination that TEAMMATE has the required capabilities and/or availability of qualified resources.  The contract type of any such individual Subcontract will be determined by Boeing on the basis of the work content and contract type of the Prime Contract IDIQ Task Order Release to Boeing.  Such Subcontract(s) shall include the applicable version of Boeing’s General Terms and Conditions (GP-2 or GP-3), H900 Additional General Terms and Conditions, as well as other applicable Boeing Special or General Terms and Conditions, all as further discussed under Paragraph 6.3 below.

BOEING PROPRIETARY

Boeing/PositiveID SM Teaming Agreement No. TA-2012-00335

6.3
Boeing’s standard terms and conditions for subcontracts are available for review at: http://www.boeing.com/companyoffices/doingbiz/terms_conditions/index.html .  TEAMMATE’s attention is specifically directed to Boeing’s Terms and Conditions, including the following:

i.
GP-2 General Terms and Conditions for Fixed Price Services Contract, Revised 04/15/2012 and GP-3 General Terms and Conditions for Labor Hour/Time & Material, Revised, Revised 04/12/2012 (attached hereto as Exhibit A)

ii.	H900 Additional General Terms and Conditions, Revised 07/24/2012 (attached hereto as Exhibit B)
iii.	Other specific Boeing Special Provisions or Boeing Defense, Space & Security (BDS) Common Terms and Conditions(attached hereto as Exhibit C).
iv.	The teammate will be notified if any of the applicable clauses are revised between now and the date of any resulting Subcontract(s).

ARTICLE 7.                  DISCLOSURE AND PROTECTION OF PROPRIETARY INFORMATION

7.1
The Parties anticipate that they will provide each other with information reasonably required to support the performance by the other Party of their obligations hereunder.  Each Party agrees to use the Proprietary Information of the other Party in accordance with the terms of this Agreement solely for the purposes of this Agreement and/or any resultant Subcontract or Prime Contract.  Any transfer of Proprietary Information between the Parties shall not be construed as a grant of any right or license to the receiving Party with respect to the information delivered or otherwise made available to the disclosing Party, except as expressly set forth herein or in the License Agreement, as mutually agreed to and executed by the Parties.  The restrictions on disclosure or use of Proprietary Information by TEAMMATE shall apply to all materials derived by TEAMMATE or others from Boeing's Proprietary Information.  Boeing shall not be required to disclose any particular item of its Proprietary Information or to make available any software or data other than as explicitly called out in this Agreement.

7.2
The Parties have been exchanging Proprietary Information under the terms of Proprietary Information Agreement (“PIA”) 2011-7677 dated 9/27/2011 and may continue to exchange Proprietary Information under the PIA during the Term of this Agreement for matters unrelated to the Program or this Agreement.  For all information provided by the Parties to support the performance of this Agreement, the Proprietary Information provisions of this Agreement shall govern such confidential, proprietary, and trade secret information and materials.

7.3
Each Party agrees that any Proprietary Information delivered or communicated to one another in connection with this Agreement shall be kept confidential by the receiving Party and shall not be disclosed to any third party, unless a specific written release is obtained from the disclosing Party.  Each Party agrees: (i) to make the other Party’s Proprietary Information available only to those employees who require access to it in the performance of this Agreement, a resultant Subcontract, or a Prime Contract; and (ii) to require such employees to protect such confidentiality under written agreement terms at least as restrictive as this Agreement.

7.4
If a receiving Party uses contract labor, consultants, or subcontractors in the performance of this Agreement or a resultant Subcontract, and the receiving Party desires to disclose the other Party’s Proprietary Information to such personnel or subcontractors who have a need to know such Proprietary Information to accomplish the purposes of this Agreement, release and disclosure are permitted to such contract labor, consultants, or subcontractors who have a need to know such Proprietary Information for the limited purpose of performing under this Agreement or a Subcontract, provided that such contract labor, consultants, and/or subcontractors have entered into separate non-disclosure agreements directly with the receiving Party with terms at least as restrictive as those governing the use of Proprietary Information in this Agreement, and disclosures are made in accordance with the terms of such agreements.  The receiving Party shall be responsible, and liable to the disclosing Party, for any failure of the receiving Party’s employees, contract labor, consultants, or subcontractors receiving Proprietary Information under this Agreement to comply with the terms of this Agreement.

BOEING PROPRIETARY

Boeing/PositiveID SM Teaming Agreement No. TA-2012-00335

7.5	Each Party agrees that the obligations of confidentiality contained herein shall not attach to information that the receiving Party demonstrates:
i.	Is publicly available prior to the date of this Agreement or becomes publicly available thereafter through no wrongful act of the receiving Party;
ii.
Was known to the receiving Party prior to the date of the disclosure or becomes known to the receiving Party on a non-confidential basis thereafter from a Third Party having a bona fide right to disclose the information;

iii.	Is disclosed by the receiving Party with the prior written approval of the disclosing Party;
iv.	Is independently developed by the receiving Party without use of or reference to the disclosing Party’s Proprietary Information; and
v.
The receiving Party is obligated to produce pursuant to an order of a court of competent jurisdiction, but only with respect to production to said court, provided that the receiving Party promptly notifies the disclosing Party and cooperates reasonably with efforts to contest or limit the scope of such order.

7.6
The U.S. Government sometimes requires legends or markings on information, such as classification markings or legends concerning export control under ITAR.  This Agreement does not change those requirements.  But this Agreement does take precedence over specific legends or statements that the disclosing Party marks on Proprietary Information that conflict with this Article 7.

7.7
A receiving Party will, upon written request or termination of this Agreement (in the event that the Parties do not enter into a resultant Subcontract), use reasonable efforts to destroy all received Proprietary Information, including copies, then in its possession or control.  Alternatively, a receiving Party may use reasonable efforts to return all such Proprietary Information and copies to the disclosing Party.  A receiving Party may retain one archival copy of received Proprietary Information.

7.8
Notwithstanding the survival of the terms of this Article 7 after expiration or early termination of this Agreement, in the event that the Parties enter into a resultant Subcontract, any Proprietary Information disclosed between the Parties under this Agreement shall be governed, maintained and protected in accordance with this Agreement and any Proprietary Information disclosed between the Parties under a resultant Subcontract shall be governed, maintained, and protected solely in accordance with the terms and conditions of that Subcontract.

ARTICLE 8.                  INTELLECTUAL PROPERTY RIGHTS

8.1	Each Party represents and warrants that it is the owner or licensee of its pre-existing intellectual property that shall be exchanged pursuant to this Agreement.

8.2
All Background Intellectual Property disclosed by one Party to the other Party in the course of this Agreement shall remain the property of the disclosing Party or such Party’s licensors.  Each Party hereby grants to the other, for the duration of the Agreement only, a limited, non-exclusive, royalty-free license to use, reproduce, modify, and prepare derivative works based upon that Party’s disclosed Background Intellectual Property solely for the purposes of the Agreement and for the benefit of the disclosing Party and the furtherance of the relationship between Boeing and TEAMMATE.  Any additional rights needed to Background Intellectual Property for a resultant Subcontract, which are not provided for herein, shall be addressed in the terms of the License Agreement, as mutually agreed by the Parties, and in the applicable resultant Subcontract.  Except for licenses defined in Article 8 herein, the License Agreement, and any other license set forth herein or in a resultant Subcontract, each Party agrees that it will not use the other Party’s Background Intellectual Property for any purpose other than for the benefit of the disclosing Party and the furtherance of the relationship between Boeing and TEAMMATE as expressly permitted herein or in the applicable resultant Subcontract.

BOEING PROPRIETARY

Boeing/PositiveID SM Teaming Agreement No. TA-2012-00335

8.3
No Party will have any obligation to provide Background Intellectual Property except as expressly identified in the SOW, or as documented and provided by one Party to the other at any time during the term of a resultant Subcontract.  Except for licenses defined in Article 8 herein, the License Agreement, and any other license set forth herein or in a Subcontract, any other use of a Party’s Background Intellectual Property by the other Party for any other purpose, including commercial use, shall be subject to separate negotiation.

8.4	Inventions. If during the performance of this Agreement and/or a resultant Subcontract inventions result, the following shall apply:

8.4.1
INDEPENDENT INVENTIONS:  As between Boeing and TEAMMATE, each Invention conceived or first actually reduced to practice in the performance of this Agreement and/or a resultant Subcontract by one or more employees of one Party (including other non-parties) and no employees of the other Party, shall be the property of the Party whose employee or employees made the Invention (“Independent Invention”).  Notwithstanding the foregoing, inventions that would be deemed Independent Inventions under the foregoing but that are modifications or derivative works of the Background Intellectual Property of the non-inventing Party shall not be deemed Independent Inventions and the inventors of such inventions hereby assign all right, title, and interest in such inventions to the Party who owns the Background Intellectual Property upon which such invention is a modification or derivative work thereof.

8.4.2
JOINT INVENTIONS:  Any Inventions conceived or first actually reduced to practice in the performance of this Agreement and/or resultant Subcontract jointly by employees of both Parties shall be jointly owned by both Parties in equal, undivided shares (“Joint Invention”). Patent applications covering such Joint Inventions shall be filed by attorneys mutually acceptable to both Parties and the cost shall be equally shared.  If one of the Parties does not desire to file a patent application covering a Joint Invention in any particular country or to equally share in the expenses, the other Party shall have the right, at its own expense, to file such application and shall have control over the prosecution of such application and maintenance of any patent that may be issued, including the sole right to abandon such application or patent at any time.  Any patent issuing from such application filed by one Party without equal expense sharing by the other Party will be solely owned by the Party who paid for the application and maintenance of such patent, and the non-contributing party hereby assigns all right, title, and interest in such application to the Party electing to pursue and fund such patent.

8.4.3
INVENTION DISCLOSURES AND REPORTS.  For any of TEAMMATE’s Independent Inventions, TEAMMATE shall furnish to Boeing a written disclosure of each such invention within three (3) months after conception or first actual reduction to practice, whichever occurs first under this Agreement.  This disclosure shall be sufficiently complete in technical detail to convey a clear understanding of the nature, purpose, operation, and to the extent known, the physical, chemical or electrical characteristics of the invention to one skilled in the art to which the invention pertains together with a written statement making an election as to whether a United States patent application claiming the invention will be filed by or on behalf of TEAMMATE. If to the best of TEAMMATE’s knowledge and beliefs, no Independent Invention has been conceived and/or first actually reduced to practice under this Agreement, TEAMMATE shall so certify to Boeing quarterly.

8.4.4
DOMESTIC FILING.  Subject to any TEAMMATE obligations and responsibilities under the DFARS Patent Rights clause flowed down within a resultant Subcontract, in connection with each of TEAMMATE’s Independent Inventions referred to in Paragraph 8.3.4 above:

8.4.4.1
If TEAMMATE has elected to file a United States patent application claiming such invention, TEAMMATE shall within six (6) months after the election file or cause to be filed such application in due form, shall notify Boeing of such filing, and deliver to Boeing, within two (2) months after such filing or within two (2) months of the first written disclosure of such invention if a patent application previously has been filed, a duly executed license, in triplicate, fully confirmatory of all rights to which Boeing is entitled under this clause; if TEAMMATE does not file or cause to be filed such application, TEAMMATE shall so notify Boeing within the six (6) month period.

BOEING PROPRIETARY

Boeing/PositiveID SM Teaming Agreement No. TA-2012-00335

8.4.4.2
If TEAMMATE has elected not to file or cause to be filed a United States patent application claiming such invention, or has made the contrary election but not filed or caused to be filed such application within six (6) months after the election, TEAMMATE shall:

i.
Inform Boeing in writing, as soon as practicable, of the date and identity of any public use, sale, or publication of such invention made by or known to TEAMMATE or of any contemplated publication by TEAMMATE; and

ii.
Upon request, convey to Boeing TEAMMATE’s entire right, title and interest in such invention by delivering to Boeing such duly executed instruments (prepared by Boeing) of assignment and application, and such other papers as are deemed necessary to vest in Boeing the entire right, title and interest aforesaid, and the right to apply for and prosecute a patent application covering such invention throughout the world, subject to the reservation of a non-exclusive and royalty-free license to TEAMMATE.

8.4.4.3
TEAMMATE shall furnish promptly to Boeing upon request an irrevocable power of attorney to inspect and make copies of each United States application filed by or on behalf of TEAMMATE covering any such invention.

8.4.4.4
In the event TEAMMATE, or those other than Boeing deriving rights from TEAMMATE, elects not to continue prosecution of any such United States patent application filed by or on behalf of TEAMMATE, TEAMMATE shall so notify Boeing not less than thirty (30) days before the expiration of the response period, and upon written request, deliver to Boeing such duly executed instruments (prepared by Boeing) as are deemed necessary to vest in Boeing the entire right, title, and interest in such invention and the application, subject to the reservation as specified in Paragraph 8.3.5.2(ii) of this clause.

8.4.5
FOREIGN FILING.  In connection with each of TEAMMATE’s Independent Inventions referred to in Paragraph 8.3.4 above, Boeing may elect to file an application for a patent in any foreign country not intended to be filed in by TEAMMATE in which case Boeing will retain title and will grant TEAMMATE an irrevocable, non-exclusive and royalty-free license to practice and have practiced the invention in such country.

8.4.6
BOEING’S RIGHT TO ASSIGN.  Boeing shall have the right to assign any or all of the rights and licenses, and whenever the word “Boeing” is used in this Article it shall be deemed to include Boeing and its successor and assigns.

8.4.7
EMPLOYEE AGREEMENTS.  TEAMMATE agrees to obtain the necessary agreements with personnel assigned to this Agreement to enable the grant and/or performance of all rights and obligations to which Boeing is entitled under this and the other Attachments to the Agreement.

8.4.8
BOEING FUNDING.  It is also agreed that should Boeing use its private funds to fund such a resultant Subcontract with TEAMMATE, Boeing’s standard I010 Intellectual Property Rights clause shall govern the Subcontract.  Such clause is available for review at: http://www.boeingsuppliers.com/idscommon/clauses/clause_i.htm.  Where the I010 Intellectual Property Rights clause and Article 8 et al. herein conflict, the I010 Intellectual Property Rights clause shall take precedent to the extent it expands the rights of Boeing.

ARTICLE 9.                  TECHNICAL REPRESENTATIVES

9.1
For the Term of this Agreement, each Party will appoint one employee to act as its technical representative with respect to coordinating the identification and/or discussions of the Program or Solicitation under this Agreement (“Technical Representative”).

9.2	The Technical Representative for each Party is as follows:
i.	The Technical Representative for Boeing:
Name: Tom Austin

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Tel: 714-896-3647
Email: Tom.Austin@boeing.com

ii.	The Technical Representative for TEAMMATE:
Name: Lyle Probst
Tel: 925-474-2189
Email: lprobst@microfluidic systems.com

9.3
A Party may change or otherwise replace its Technical Representative by written notice to the other Party in accordance with Article 15 (Notices) and shall provide the name and contact information for its replacement Technical Representative.

9.4	Each Technical Representative shall be responsible to its respective Party for:
i.	Managing, overseeing, or coordinating that Party’s relationship with the other Party;
ii.
Identifying and seeking to resolve any issues that may arise between the Parties, including referring each identified issue to the appropriate focal within its respective organization for resolution, in accordance with Article 25 (Dispute Resolution);

iii.	Seeking resolution of issues arising out of this Agreement; and
iv.
Raising any actual or potential conflicts of interest identified by the Technical Representative(s) as a standard agenda item at review meetings between the Parties and discussing the terms of any precautions necessary to mitigate or avoid any conflict so identified.

9.5
The Technical Representatives are not empowered to address the contractual relationship between the Parties.  Only the authorized procurement agents identified in Article 15 (Notices) can make contractual commitments on behalf of either Party, or provide or receive any written notices required by this Agreement.

ARTICLE 10.                PUBLICITY

10.1
Without Boeing’s prior written approval (which includes the approval of both the content and timing of such release), TEAMMATE shall not release any publicity, advertisement, news release or denial or confirmation of same regarding this Agreement or in connection with the subject matter of this Agreement.

10.2
Except for the Prime Contract proposals by Boeing, no name, trade name, domain name, service mark, logo, and/or trademark of a Party (nor the name of any of the other Party’s personnel, customers, or agents) may be used by the other Party for any purpose without the prior written approval of such Party.

10.3
Notwithstanding the foregoing, a copy of this Agreement and the content of this Agreement may be provided by Boeing, at Boeing’s sole discretion, to the Customer and/or the appropriate U.S. Government representatives.

ARTICLE 11.                TERM AND TERMINATION

11.1
Term.  Subject to the provisions allowing for earlier termination, this Agreement shall automatically expire, without further notice, one (1) year from the Effective Date (the “Term”).  Neither Party has any obligation of any kind to renew or extend this Agreement, except that this Agreement shall be extended by mutual written agreement for a reasonable period of time: (a) for completion of pre-contract procurement activities by the Customer, including review and approval of the Prime Contract award if such have been initiated but not completed by the termination date of this Agreement; or (b) to secure the Customer’s Contracting Officer consent for the placement of TEAMMATE’s Subcontract, to the extent such approval is required by the Prime Contract.  Any renewal or extension of this Agreement must be in writing and signed by both Parties in accordance with Article 28 (Amendments) to be effective.  No course of performance or prior dealings or usage of trade will be effective to renew or extend this Agreement.  Any other transaction between the Parties related to the Program, Solicitation or the resultant Subcontract that occurs after the termination or expiration of this Agreement shall not be construed as a waiver of this provision or a renewal or extension of this Agreement; instead, such transaction shall be deemed to be a separate transaction terminable at will by either Party, with or without cause or in accordance with the terms of that separate transaction.

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11.2	Termination. By written notice, this Agreement may be terminated upon the earliest of the following occurrences:

11.2.1	Boeing’s receipt of written notice from the Customer that the Program, or all RFPs and/or Prime Contracts envisioned by the Program has/have been canceled or terminated;

11.2.2	Boeing’s receipt of written notice from the Customer that the Program or all RFPs and/or Prime Contracts envisioned by the Program has/have been awarded to a party other than Boeing;

11.2.3	Boeing’s receipt of written notice from the Customer that Boeing has been eliminated from consideration as a prime contractor;

11.2.4	Boeing’s determination, in its sole discretion, to remove itself from consideration as a prime contractor;

11.2.5
Award of the Prime Contract  or all RFPs and Prime Contracts envisioned by the Program to Boeing, and execution by both Parties of a definitized Subcontract with TEAMMATE, in which case the terms of the Subcontract shall govern the relationship between the Parties and shall supersede the terms of this Agreement;

11.2.6
Boeing’s receipt of notice from the Customer that the Customer has: (i) disapproved TEAMMATE as a Subcontractor to Boeing on the Program or related efforts; (ii) disapproved TEAMMATE’s performance, cost, or technical proposal; (iii) disapproved part or all of the Attachment 1 (Statement of Work) as a “Buy” in the proposal or Prime Contract “Make or Buy Plan;” (iv) eliminated part or all of the Attachment 1 (Statement of Work) from the RFP; (v) not awarded part or all of the Attachment 1 (Statement of Work) as part of the Prime Contact; (vi) terminated part or all of the Attachment 1 (Statement of Work);  or (vii) otherwise provided clear direction that the TEAMMATE is not to be used for the Attachment 1 (Statement of Work); and in all cases, Boeing has determined in good faith that the terms of the contemplated subcontract between Boeing and TEAMMATE cannot be reasonably altered or changed to effect approval by the Customer;

11.2.7
A reasonable determination by Boeing that TEAMMATE’s performance creates unacceptable risk in the areas of cost, quality or schedule, or that TEAMMATE is unprepared to adequately execute its portion of the Prime Contract responsibilities set forth in the Attachment 1 (Statement of Work), which is either incapable of rectification or is not rectified within ten (10) days from Boeing’s written notice thereof to TEAMMATE;

11.2.8	If TEAMMATE is suspended, debarred or listed in the Excluded Parties List System (EPLS); or loses a required Facility Clearance;

11.2.9
Subject to Article 21 (Force Majeure), if TEAMMATE: (i) is unable or fails to perform; (ii) fails to make progress (so as to endanger performance of this Agreement); or (iii) is in breach of any material term or commits any other material breach of this Agreement; and in either of these three circumstances, within ten (10) days after receipt of Boeing’s written cure notice specifying the failure, does not adequately cure the failure or the breach to Boeing’s reasonable satisfaction;

11.2.10
In the event of TEAMMATE’s bankruptcy, suspension of business, insolvency, appointment of a receiver for TEAMMATE's property or business, or any assignment, reorganization or arrangement by TEAMMATE for the benefit of its creditors.

11.2.11
The failure of the Parties to agree, after good faith attempts to work together, regarding the price, technical approaches, business strategy or other material aspects of TEAMMATE's proposal(s) and Boeing reasonably concludes that TEAMMATE's submitted proposal: (i) would make the Boeing proposal non-competitive or non-responsive or (ii) threatens to jeopardize Boeing’s ability to succeed in the Prime Contract competition;

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11.2.12	The inability of the Parties negotiating in good faith to finalize or definitize the terms of the Subcontract within sixty (60) days from the date of the commencement of negotiations with TEAMMATE;

11.2.13
If either Party is prohibited from participating in this Teaming Agreement by a conflict of interest, assignment, anti-trust issue, or any other conflict, which (in either circumstance) cannot be mitigated by the conflicted Party; or

11.2.14	Mutual consent of both Parties by execution of a rescission agreement.

11.3	Impact of Termination. Subject to Article 18 (Limitation of Liability), in the event of a termination as provided above in Section 11.2 (Termination):

11.3.1	The Parties shall continue the work not terminated.

11.3.2
The termination of this Agreement shall not affect any on-going Subcontract established under this Agreement prior to such termination and which has not been terminated in accordance with the terms of that Subcontract.  Notwithstanding the termination of the Agreement, the incorporated terms and conditions of the Agreement shall continue to apply to Subcontracts still in existence as of the termination date as if the Agreement had not been terminated.

11.3.3
Each Party shall return to the owning or disclosing Party (or at such owning or disclosing Party’s written instruction to destroy) all Proprietary Information and all Background Intellectual Property (excepting the surviving terms of Article 8(Intellectual Property Rights) or unless otherwise provided in a separate Subcontract or License Agreement) of the other Party, and shall certify in writing that it has done so in full, and that no copies or parts of any Proprietary Information or such Background Intellectual Property of such owning Party or disclosing Party remain in its possession or control.

11.3.4
Without prejudice to the generality of Article 8(Intellectual Property Rights), the Parties shall disclose to each other the Foreground Intellectual Property developed in the performance of or arising from each research project undertaken pursuant to a Subcontract, and the terms and conditions of the Subcontract  for each research project shall continue to apply to the Parties with respect to ownership, use and licensing rights in the Foreground Intellectual Property developed in the performance of or arising from such research project.

11.4	Survival. Notwithstanding the foregoing, the following Articles, Sections, and Paragraphs shall survive expiration or earlier termination of this Agreement:

Article 7             Disclosure and Protection of Proprietary Information
Article 8             Intellectual Property Rights
Article 10           Publicity
Article 11           Term and Termination
Article 14           Governing Law
Article 15           Notices
Article 18           Limitation of Liability
Article 23           Compliance with Laws
Article 24           Export/Import Regulations
Article 25           Dispute Resolution

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ARTICLE 12.                RELATIONSHIP

12.1	Independent Contractors. It is expressly understood that both Boeing and TEAMMATE are, and shall remain at all times, independent contractors pursuant to this Agreement.

12.2
No Corporation, Partnership, or Joint Venture.  The purpose of this Agreement is to form a “Contractor Team Arrangement” as provided in FAR 9.601(2), nothing in this Agreement is intended to or shall be deemed to constitute, create, give effect to, or otherwise recognize a joint venture, partnership, agency, trust, employment relationship, permanent association, or formal business entity of any kind (including statutory, under FAR 9.601(1), or at common law) between the Parties; and the rights and obligations of the Parties shall be limited to those rights and obligations expressly set forth herein.

12.3	No Agent or Representative. Unless otherwise agreed to by the Parties in writing, neither Party shall:
i.	have the authority to bind the other Party or incur, create, undertake or assume, directly or indirectly, any express or implied obligation of liability on behalf of the other Party;
ii.	commence any legal proceeding in the name of or on behalf of the other Party;
iii.	in any way pledge the credit of the other Party;
iv.	act or hold itself out as a legal or de facto agent, broker or representative of the other Party; or
v.	undertake any action which would tend to mislead anyone in this regard.

ARTICLE 13.                USE OF CONSULTANTS

13.1
The Parties agree to comply with the requirements of the Procurement Integrity Act and any implementing regulations and to require any consultants who are retained by either Party to provide services, information, advice or direction in connection with the work to be performed on such Party’s behalf or in any manner connected with the Solicitation to comply with all reporting, disclosure and certification requirements under the Solicitation and any laws or regulations which now exist or may become effective during the Term of this Agreement.

13.2	Either Party’s failure to comply with the terms of this Article shall, at the option of the other Party, be deemed to be a material breach of this Agreement.

ARTICLE 14.                GOVERNING LAW

This Agreement, together with any attachments thereto, and all disputes, claims or controversies arising out of, in connection with, or relating to this Agreement, including any question regarding its formation, existence, validity, enforceability, performance, interpretation, breach or termination shall be governed by and construed in accordance with the laws of the State of Delaware, but without regard to that state’s conflict of laws rules thereof, provided that if applicable, provisions that have been: (i) incorporated directly from or by express reference to the FAR or FAR supplements; or (ii) flowed down from or relate to a contract with the U.S. Government, shall be construed and interpreted according to the federal common law of government contracts, as enunciated and applied by federal judicial bodies, boards of contract appeals, and quasi-judicial agencies of the federal government.  The Parties agree that the 1980 United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

ARTICLE 15.                NOTICES

15.1
All notices, certifications, or acknowledgments relating to, required, permitted, or given under this Agreement shall be in writing by the duly authorized procurement agent listed below and shall be deemed served and effective upon receipt by the addressee if: a) delivered personally; or b) sent by either prepaid registered mail, reputable overnight commercial courier service, or facsimile transmission.  However, if the notice involves a termination or  an alleged breach of this Agreement, then such notice shall be sent by registered or certified mail, and shall also be promptly communicated by telephone.

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15.2	Notices to the duly authorized procurement agent (with direct responsibility for the administration of this Agreement) for each Party shall be sent as follows:

15.2.1     Notices to Boeing shall be sent to:

The Boeing Company
7700 Boston Blvd.
Springfield, VA 22153
Mail Code: 7920-1001
Attention: Robert C. Mason
Telephone: 703-270-6786
Facsimile: _562-668-9271
E-mail: Robert.c.mason@boeing.com

15.2.2     Notices to TEAMMATE shall be sent to:

PositiveID Corporation
1690 S. Congress Ave., Suite 200
Delray Beach, FL 33496
Attention: Bill Caragol
Telephone: 561-805-8009
Facsimile: 561-805-8001
E-mail: bcaragol@positiveidcorp.com

ARTICLE 16.   RESERVED

ARTICLE 17.   ASSIGNMENT

Assignment and Delegation.  TEAMMATE shall not transfer or assign (whether voluntary, involuntary, by merger, acquisition, change of control, consolidation, dissolution, operation of law, transfer, or any other manner) any of its rights or interest in this Agreement or subcontract for all or substantially all of its performance of this Agreement, without Boeing's prior written consent.  No assignment, delegation or subcontracting by TEAMMATE, with or without Boeing's consent which shall not be unreasonably withheld, shall relieve TEAMMATE of any of its obligations under this Agreement or prejudice any of Boeing's rights against TEAMMATE whether arising before or after the date of any assignment.  This Article does not limit TEAMMATE's ability to purchase standard commercial supplies or raw materials.

17.2
Scope and Successors.  This Agreement does not apply to divisions, affiliates, subsidiaries, or other organizational elements of Boeing other than Boeing’s Electronic and Information Solutions Division and Secure Infrastructure Group.   This Agreement inures to the benefit of, and is binding upon, the successors, permitted assigns and personal representatives of the Parties hereto, notwithstanding company reorganizations.  However, in the event an organizational restructuring results in the organization and resources involved in the performance of this Agreement  being consolidated with other elements of Boeing, the provisions of this Agreement shall only apply to the Boeing organization and resources which were dedicated to this Agreement prior to any such restructuring.

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ARTICLE 18.    LIMITATION OF LIABILITY

18.1
No Liability for Costs.  Subject to Article 11 (Term and Termination), Section 18.2 (Exclusion of Consequential and Other Damages) below, and except as required under the terms of any resultant Subcontract:

(i)	each Party shall bear its own costs and expenses incurred in connection with this Agreement;
(ii)
neither Party will be liable to the other for any costs, expenses, risks, or liabilities arising out of the other Party’s efforts or the other Party’s performance of obligations under this Agreement; and

(iii)	neither Party shall have the right to any reimbursement, payment or compensation of any kind from the other Party under this Agreement.

18.2
EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES.  EXCEPT FOR LIABILITY FOR BREACHES OF ARTICLE 7 (DISCLOSURE AND PROTECTION OF PROPRIETARY INFORMATION), ARTICLE 8 (INTELLECTUAL PROPERTY RIGHTS), ARTICLE 23 (COMPLIANCE WITH LAWS), AND EXCEPT AS EXPRESSLY EXCLUDED UNDER SECTION 18.4 (THIRD-PARTY CLAIMS), SECTION 18.5 (INTENTIONAL MISCONDUCT), AND SECTION 18.6 (SUBCONTRACT TERMS) BELOW, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY, WHETHER ARISING IN CONTRACT, IN TORT (WHETHER OR NOT ARISING FROM NEGLIGENCE) OR OTHERWISE, FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE, OR SPECIAL DAMAGES OR LOSS OF REVENUES OR PROFIT THAT ARE SUSTAINED BY A PARTY IN CONNECTION WITH THE EXECUTION, IMPLEMENTATION, OR PERFORMANCE OF THIS AGREEMENT.  THE PARTIES AGREE THAT THIS ARTICLE HAS BEEN THE SUBJECT OF DISCUSSION AND NEGOTIATION, IS FULLY UNDERSTOOD BYTHE PARTIES, AND IS A MATERIAL INDUCEMENT TO THE PARTIES TO ENTER INTO AND PERFORM THEIR OBLIGATIONS UNDER THIS AGREEMENT.

18.3
Definitions.  For the purpose of this Article, “Party” includes the Parties’ divisions, subsidiaries, the assignees of each, subcontractors, suppliers and affiliates, and their respective directors, officers, employees and agents.

18.4	Third-Party Claims. Claims by Boeing against TEAMMATE for contribution toward third-party injury, damage, or loss are not limited, waived, released or disclaimed.

18.5	Intentional Misconduct. This limitation of liability shall not apply to a claim resulting out of TEAMMATE’s acts or omissions constituting reckless disregard, intentional misconduct, or fraud.

18.6	Subcontract Terms. This limitation of liability shall not apply to the terms of any resultant Subcontract.

18.7
Enforcement of Rights.  Nothing in this limitation of liability shall prevent any Party from seeking preliminary, immediate, provisional, interim or conservatory measures (including temporary restraining orders or preliminary injunctions or their equivalent) to obtain specific performance or enforce its rights under this Agreement.

ARTICLE 19.   ORDER OF PRECEDENCE

19.1	All attachments and provisions in this Agreement shall be read so as to be consistent to the extent possible.

19.2
In the event of a conflict or inconsistency between the documents, then TEAMMATE shall notify Boeing’s Authorized Procurement Agent of the conflict, so that the Boeing’s Authorized Procurement Agent can resolve the conflict.

19.3
If Boeing’s Authorized Procurement Agent cannot resolve the conflict, then the documents (using the most recently agreed issued version and negotiated modifications thereto) shall prevail in the order listed below, with the first document listed having the highest precedence:

Document Title:
(i)	The Teaming Agreement
(ii)	Attachment 1 (Statement of Work)

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ARTICLE 20.   SEVERABILITY

All provisions of this Agreement are severable.  If any provision of this Agreement or portion hereof is determined to be invalid, illegal, or unenforceable (collectively, “the invalid provision”) by any competent court or arbitral panel, the invalid provision shall be omitted and the rest of this Agreement shall remain in effect, provided that its general purposes are still reasonably capable of being effected and the intent of the Parties in entering into the Agreement is not materially affected thereby.  Further, and only if mutually acceptable to the Parties, the invalid provision shall then be replaced by a provision, which, being valid and enforceable comes closest to the intention of the Parties underlying the invalid provision.

ARTICLE 21.  FORCE MAJEURE

21.1
“Force Majeure” shall mean any event, act, accident, or omission which is beyond the reasonable control of (and without the fault or negligence of) the Party that causes a delay in the performance of that Party’s obligations, such as, without limitation: acts of God or of the public enemy; war (declared or not); riots; civil commotion or unrest; civil war; armed conflict or acts of terrorism; malicious damage; acts of the government in its sovereign or contractual capacity (but excluding the occurrence of the government actions described in Article 11 (Term and Termination)); fire; flood; unusually severe weather (hurricanes, tornadoes, or blizzards); earthquake or mudslide; nuclear, chemical, or biological contamination; epidemic; quarantine restriction; freight embargo; or strikes.

21.2
If any Party is delayed in the performance of any of its obligations under this Agreement by a Force Majeure event, then the delayed Party shall notify the other Party within ten (10) days after the beginning of any such event and shall specify the nature and extent of the circumstances giving rise to the Force Majeure event.  Subject to the provisions of Section 21.4, during and until the Force Majeure event ceases and the delayed Party recommences its affected operations, neither Party shall be responsible for delays or failures in performance that result from the Force Majeure event.

21.3
If any Party is delayed by a Force Majeure event from the performance of its obligations for a continuous period in excess of sixty (60) days, then either Party may, by written notice to the other Party, immediately terminate this Agreement.

21.4
In all cases, the delayed Party shall use reasonable efforts to avoid or minimize such delay, including exercising work-around plans or obtaining goods or services from other sources in sufficient time to meet the required schedules.

ARTICLE 22.  CAPTIONS AND HEADINGS

All captions and headings in this Agreement are included only for the convenience of the Parties and shall not be used to explain, modify, simplify, or affect any construction or interpretation of any provision of this Agreement.

ARTICLE 23.  COMPLIANCE WITH LAWS

23.1
Generally.  In addition to Article 24 (Export/Import Regulations) below, the Parties agree to comply with all applicable laws, regulations, ordinances, rules, consent decrees or statutes enacted in their respective countries and jurisdictions, including but not limited to the Foreign Corrupt Practices Act (“FCPA”) (15 U.S.C. §§78dd-1, et. seq.) and the Procurement Integrity Act (41 U.S.C. § 423).

23.2
Security.  To the extent that the obligations of the Parties require or involve access to information protected under the security laws of any country, the regulations, provisions, and instructions contained in applicable government security laws and manuals shall apply.  When visiting the premises of the other Party, the visiting Party may also be subject to the other Party’s applicable security requirements, rules, policies and regulations.

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ARTICLE 24.   EXPORT/IMPORT REGULATIONS

Data exchanged under this Agreement may contain technical data that is categorized on either the United States Munitions List and, as such, subject to the International Traffic in Arms Regulations (ITAR, 22 CFR 120-130), or the Commerce Control List and, as such, subject to the Export Administration Regulations (EAR, 15 CFR 730-799).  The Parties acknowledge that these statutes and regulations impose restrictions on import, export and transfer to third countries of certain categories of data, and that licenses from the U.S. Department of State and/or the U.S. Department of Commerce may be required before such controlled items can be disclosed hereunder, and that such licenses may impose further restrictions on use and further disclosure of such data.  Accordingly, the Parties shall not transfer such data directly or indirectly to any third person or firm, country or countries without specific written authorization from the submitting party and in compliance with all applicable laws and regulations.  In addition, technical data that is controlled by the ITAR or the EAR may not be given to foreign persons (including foreign corporations and U.S. persons employed by foreign corporations) unless the appropriate export license or approval from the U.S. Government has been obtained.

ARTICLE 25.   DISPUTE RESOLUTION

25.1
Procurement Agent Level Negotiations.  In the event of any dispute, claim or controversy arising out of, in connection with, or relating to this Agreement, including any question or claim regarding its formation, existence, validity, enforceability, performance, interpretation, breach or termination (“Dispute(s)”), the Parties shall use reasonable efforts to resolve such Dispute in the normal course of business through amicable negotiations at the procurement agent level by the persons identified in Article 15 (Notices) who may receive technical assistance from the persons identified in Article 2 (Technical Representatives).

25.2
Legal Action.  The Parties hereby irrevocably agree that any and all Disputes relating to this Agreement that cannot be settled by mutual agreement of the Parties shall be resolved exclusively by the state and federal courts of the State of Delaware, U.S.A.  Each Party hereby submits to the personal jurisdiction of the above-identified courts, and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that: (a) such Party is not personally subject to the jurisdiction of the above-identified courts; (b) the suit, action or proceeding is brought in an inconvenient forum; or (c) the venue of the suit, action or proceeding is improper.  Pending final resolution of any Dispute, TEAMMATE shall proceed with performance of this Agreement according to Boeing's instructions.  Invocation of this Article shall not waive any right of either Party, or relieve either Party of any obligation or duty of performance arising under or related to this Agreement or any resultant Subcontract.

ARTICLE 26.   WAIVER

A waiver by either Party of default or breach of the Agreement shall not prevent the subsequent enforcement of that provision for a subsequent breach and shall not be deemed to be a waiver of any other default or of the prior, subsequent, same or similar breach or default of that or any other provision.

ARTICLE 27.   COUNTERPARTS

This Agreement may be executed in any number of counterparts or duplicates, each of which, when executed and delivered, shall be deemed an original, but all of which together shall constitute one and the same instrument.

ARTICLE 28.   AMENDMENTS

This Agreement may not be modified, amended, canceled, or altered in any way nor may it bind either Party or be modified by custom, usage of trade, or course of dealing, except by a written amendment signed by a duly authorized representative of each Party.

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ARTICLE 29.   ENTIRE AGREEMENT

This Agreement, including the attachments thereto or incorporated by reference constitute the entire agreement between the Parties regarding the Teaming Arrangements for the Program and neither Party has relied on any representation or promise except as expressly set forth in this Agreement.  This Agreement supersedes and satisfies in full any and all prior written or oral negotiations, agreements, understandings, and communications (including those contained in sales, promotional and/or marketing materials) between the Parties with respect to the subject matter of this Agreement.  In the event of a conflict between the language in this document and that contained in MOU-2012-00066 this TA will take precedence.

ARTICLE 30.   EFFECTIVE DATE

This Agreement shall become effective on the date of the last signature indicated below (“Effective Date”).

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives on the date written below.

LICENSEE		LICENSOR

BY:	/s/ Robert Mason	BY:	/s/ William J Caragol
TYPED NAME:	Robert Mason	TYPED NAME:	William J Caragol

TITLE:	Procurement Agent	TITLE:	Chief Executive Officer
DATE:	1/2/2013	DATE:	12/19/12

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ATTACHMENT 1
STATEMENT OF WORK

This attachment to Teaming Agreement TA-2012-00335 specifies the roles and responsibilities between Boeing (hereafter referred to as “Prime”) and PositiveID (hereafter referred to as ‘Sub’) during the pre-proposal, proposal, and post award phases of Solicitation HSHQDC-12-R-00001, “BioWatch Gen III”,, (hereinafter referred to as “Program”).  As a subcontractor to Prime, Sub agrees to exclusively team with the Prime and to provide for the support specified herein to help make Prime successful in bidding on the Program.

For all Phases, Prime and Sub will continue to foster and maintain an Integrated Team approach.  This concept and approach acknowledges the fundamental contribution both companies make and will serve as a winning discriminator we will promote to our mutual client for the Program.

1.0	Pre-Proposal Phase

Sub shall support the Prime to the extent possible by providing any and all information relevant to the Program.  Relevant information includes, as a minimum, information concerning the Program requirements; acquisition strategy, schedule, and funding; and competing team composition and competition assessment.

Sub will work collaboratively with the Prime to develop the capture and bid strategy (management, technical, and cost) and team composition.

2.0	Proposal Phase

During the proposal development phase, Sub shall provide accurate and timely response to Prime requests for information required for the proposal.  Proposal support shall include, as a minimum, providing inputs such as past performance data; resumes; cost data; technical capabilities and designs; management processes, practices, and procedures; and definitions.  If tasked by Prime, Sub shall complete specific writing assignments relevant to its areas of expertise, and work assignment areas as described in section 3, below.  If tasked by prime, Sub shall provide senior technical and management personnel to participate in key proposal reviews such as the Blue, Pink, and/or Red Team.  Sub shall participate in the proposal development activity to the maximum extent possible.

3.0	Post Contract Award Phase

3.1      Roles

Sub shall be afforded the following work share under this contract.

3.1.1	Sub shall provide MBAND technology under licensing and/or royalty terms as defined in Attachment 2, Licensing Agreement.
3.1.2	Exclusive right to supply assays and/or reagents to Boeing per the terms of this Teaming Agreement and the License Agreement.
3.1.3	Ongoing development and testing efforts as part of the Performance Testing Stage (or Stage 1 or Phase II) where such costs are reimbursable under a Prime contract.
3.2      Key personnel

Sub agrees to supply the following personnel to the Program.  Should these personnel not be available due to their departure from Sub, Sub agrees to furnish personnel deemed equivalent as determined by Prime.

3.2.1	Kimothy Smith, Ph.D.
3.2.2	Lyle Probst

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ATTACHMENT 2 – LICENSE AGREEMENT